Exhibit 99.1

COMSovereign Holding Corp. Appoints Martin R. Wade III as Chief Financial Officer and Executive Vice President

40-Year Management, Operations, Finance and Banking Veteran to Lead Finance and Accounting Team

DALLAS, TX – February 23, 2021 – COMSovereign Holding Corp. (NASDAQ: COMS) (“COMSovereign” or “Company”), a U.S.-based developer of 4G LTE Advanced and 5G Communication Systems and Solutions, today announced that it has appointed Martin R. Wade III as its Chief Financial Officer and Executive Vice President effective February 20, 2021. Mr. Wade succeeds Brian T. Mihelich who is leaving the Company to pursue other interests, including spending more time with his family. Mr. Mihelich has agreed to support Mr. Wade’s transition into the role of CFO through the end of March 2021.

Mr. Wade has spent 40 years advising senior management and boards of directors on more than 200 business strategy, acquisition, divestiture and restructuring projects. Since 2007, Mr. Wade has been a Partner in Residence with Catalyst Acquisition Group and currently serves as Chairman and Chief Executive Officer of Broadcaster, Inc., VITA Mobile Systems, Inc. and Madice.com. He currently serves on several corporate boards including MNG Enterprises, Inc., a company that owns media properties such as The Denver Post, San Jose Mercury News, Orange County Register and the Boston Herald, and Oyster Enterprises Acquisition Corp., a special purpose acquisition company.

“We welcome Marty to the COMSovereign team at an especially exciting time for our company following our recent listing on the Nasdaq Capital Market and the infusion of over $40 million in growth capital from new institutional investors. Martin’s successful track-record as a critical thinker, business leader and advisor building and operating businesses for long-term success will be invaluable as we begin the next phase of our growth plan, which includes ramping-up product production and accelerating the commercialization of our next-gen wireless technologies,” said Dan Hodges, Chairman and CEO of COMSovereign Holding Corp.

“On behalf of the entire management team, Board of Directors and myself personally, we wish to thank Brian for all he has accomplished over the last 19 months. His high-level of commitment, professionalism, and financial and operational leadership has been critical in our efforts to build COMSovereign.We wish him much success in his future endeavors,” Hodges concluded. For his part, Mr. Mihelich offered, “It was a tremendous privilege to work with and assist COMSovereign in achieving all that it has in such a short period. I am proud of what we accomplished and leave my friends and peers at COMS with deep gratitude and appreciation.”

“COMSovereign has achieved many milestones in a very short amount of time on its way to building a world-class organization with market-leading wireless technologies. Its success is a testament to the talent, hard work and dedication of its employees and I am honored and excited to contribute to the team as we execute on the many exciting global opportunities created by advances in wireless technology and 5G,” added Martin Wade.

Mr. Wade’s career includes holding senior-level positions with investment banking firms including Lehman Brothers and Salomon Brothers and he served as National Head of Investment banking at Price Waterhouse LLP. Mr. Wade is a U.S. Veteran and holds a B.S. in Business Administration from West Virginia University and an M.B.A. in Finance from the University of Wyoming.

For more information about COMSovereign, please visit www.COMSovereign.com and connect with us on Facebook and Twitter.

About COMSovereign Holding Corp.

COMSovereign Holding Corp. (Nasdaq: COMS) has assembled a portfolio of communications technology companies that enhance connectivity across the entire data transmission spectrum. Through strategic acquisitions and organic research and development efforts, COMSovereign has become a U.S.-based communications provider able to provide 4G LTE Advanced and 5G-NR telecom solutions to network operators and enterprises. For more information about COMSovereign, please visit www.COMSovereign.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, the impact of the current COVID-19 pandemic, which may limit access to the Company’s facilities, customers, management, support staff, and professional advisors, and to develop and deliver advanced voice and data communications systems, demand for the Company’s products and services, economic conditions in the U.S. and worldwide, and the Company’s ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Steve Gersten, Director of Investor Relations
COMSovereign Holding Corp.
813-334-9745
investors@comsovereign.com

External Investor Relations:
Chris Tyson, Executive Vice President
MZ Group - MZ North America
949-491-8235
COMS@mzgroup.us
www.mzgroup.us

and

Media Relations for COMSovereign Holding Corp.:
Michael Glickman
MWGCO, Inc.
917-397-2272
mike@mwgco.net

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